Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR SECOND QUARTER 2012

Schaumburg, Ill. (July 31, 2012) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $369.0 million, and a net loss of $100.2 million, or -$1.52 per diluted share, for the second quarter of 2012 compared to total revenue of $484.9 million and net income of $55.4 million, or $0.73 per diluted share, for the second quarter of 2011. The second quarter of 2012 includes non-cash goodwill and asset impairment charges of $85.6 million.

“We are facing the same stiff headwinds as others in private sector higher education,” Chairman, President and CEO Steven H. Lesnik said. “Withering public criticism, combined with a game-changing regulatory environment aimed at reducing the role of private sector educational institutions, is effectively constraining growth. We are dealing with these headwinds like others, but progress is slow.”

“However, having rejuvenated our regulatory and compliance practices and procedures, I believe ours is an organization that sets its standards high. While 2012 will be a year of transition, our universities and schools, their faculty and staff, are a critical part of the long range solution to the shortage of Americans with needed post-secondary education credentials.”

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its core business. On a non-GAAP basis, loss per diluted share from continuing operations was
-$0.18 in the second quarter 2012 as compared to earnings per diluted share of $0.73 in the second quarter 2011. For the years to date ended June 30, 2012 and 2011, earnings per diluted share from continuing operations (non-GAAP basis) were $0.33 and $1.59, respectively. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

CONSOLIDATED RESULTS

Quarter Ended June 30, 2012

•	Total revenue was $369.0 million for the second quarter of 2012, a 23.9 percent decrease from $484.9 million for the second quarter of 2011.

•

An operating loss of $108.1 million was recorded for the second quarter of 2012, compared to operating income of $79.3 million for the second quarter of 2011. The operating margin was -29.3 percent for the second quarter of 2012 versus 16.4 percent for the second quarter of 2011.

•

The loss from continuing operations for the second quarter of 2012 was $93.9 million, or -$1.42 per diluted share, versus income from continuing operations of $53.4 million, or $0.71 per diluted share, for the second quarter of 2011.

CEC ANNOUNCES 2Q12 RESULTS …PG 2

•	The operating results for the quarters ended June 30, 2012 and 2011 include the following significant items:

	Significant Items (In Millions)	(Loss) Earnings per Diluted Share Impact
Quarter Ended June 30, 2012
Goodwill and Intangible Asset Impairments	$84.4	$1.23
Asset Impairments	1.2	0.01

TOTAL	$85.6	$1.24

Quarter Ended June 30, 2011
Goodwill and Intangible Asset Impairments	$2.7	$0.02

TOTAL	$2.7	$0.02

•

During the second quarter 2012, the Company recorded non-cash goodwill and intangible asset impairment charges of $84.4 million, of which $42.9 million was reflected within Health Education and $41.5 million within Art & Design. In addition, $1.2 million of non-cash asset impairment charges were recorded resulting from the decision made in the second quarter of 2012 to teach out four campuses, primarily within Health Education. The operating results for the second quarter of 2011 included $2.7 million of non-cash goodwill and intangible asset impairment charges primarily related to accreditation rights impairment.

•

Excluding the significant items in the table above, the operating loss for the second quarter of 2012 was $22.5 million and the operating income for the second quarter of 2011 was $82.0 million. The operating margin was -6.1 percent and 16.9 percent for the second quarters of 2012 and 2011, respectively.

Year to Date Ended June 30, 2012

•	Total revenue was $803.1 million for the year to date ended June 30, 2012, compared to $1,016.6 million for the year to date ended June 30, 2011.

•

The operating loss for the year to date ended June 30, 2012 was $61.5 million, versus operating income of $188.2 million for the year to date ended June 30, 2011. The operating margin decreased to -7.7 percent for the year to date ended June 30, 2012, from 18.5 percent for the year to date ended June 30, 2011.

•

The loss from continuing operations for the year to date ended June 30, 2012, was $47.4 million, or -$0.71 per diluted share, compared to income from continuing operations of $124.0 million, or $1.63 per diluted share, for the year to date ended June 30, 2011.

CEC ANNOUNCES 2Q12 RESULTS …PG 3

•	The operating results for the years to date ended June 30, 2012 and 2011 include the following significant items:

	Significant Items (In Millions)	(Loss) Earnings per Diluted Share Impact
Year to Date Ended June 30, 2012
Goodwill and Intangible Asset Impairments	$84.4	$1.22
Asset Impairments	1.3	0.01
Insurance Recoveries	(19.0)	(0.19)

TOTAL	$66.7	$1.04

Year to Date Ended June 30, 2011
Goodwill and Intangible Asset Impairments	$2.7	$0.02
Insurance Recoveries	(7.0)	(0.06)

TOTAL	$(4.3)	$(0.04)

•

During the year to date ended June 30, 2012, the Company recorded a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies. During the year to date ended June 30, 2011, the Company recorded a $7.0 million insurance recovery related to previously settled legal matters.

•

Excluding the significant items in the table above, operating income was $5.2 million for the year to date ended June 30, 2012 and $183.9 million for the year to date ended June 30, 2011. Operating margin was 0.6 percent and 18.1 percent for the years to date ended June 30, 2012 and 2011, respectively.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•	Net cash flows provided by operating activities totaled $16.6 million for the year to date ended June 30, 2012, compared to $114.8 million for the year to date ended June 30, 2011.

•

Capital expenditures decreased to $20.0 million during the year to date ended June 30, 2012, from $47.9 million during the year to date ended June 30, 2011. Capital expenditures represented 2.5 percent and 4.6 percent of total revenue of continuing and discontinued operations during the years to date ended June 30, 2012 and 2011, respectively.

Financial Position

•	As of June 30, 2012 and December 31, 2011, cash and cash equivalents and short-term investments totaled $369.9 million and $441.2 million, respectively.

Stock Repurchase Program

During the second quarter of 2012, the Company did not repurchase any shares of its common stock. Year to date through June 30, 2012, the Company repurchased 6.1 million shares of its common stock for approximately $56.4 million at an average price of $9.29 per share.

As of June 30, 2012, approximately $183.3 million was available under the Company’s authorized stock repurchase program to repurchase outstanding shares of its common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on various factors, including market conditions and corporate and regulatory requirements.

CEC ANNOUNCES 2Q12 RESULTS …PG 4

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of June 30, 2012 and 2011, was as follows:

	As of June 30,		% Change 2012 vs. 2011
	2012	2011
Student Population
CTU	23,500	28,100	-16%
AIU	14,500	17,600	-18%
Health Education	17,200	29,100	-41%
Culinary Arts	12,100	13,200	-8%
Art & Design	7,600	10,000	-24%
International	2,700	3,600	-25%

Total Student Population	77,600	101,600	-24%

New Student Starts

New student starts by reportable segment for the quarters ended June 30, 2012 and 2011, were as follows:

	For the Quarters Ended June 30,		% Change 2012 vs. 2011
	2012	2011
New Student Starts
CTU (1)	5,910	7,810	-24%
AIU (1)	3,050	4,290	-29%
Health Education (2)	2,430	7,750	-69%
Culinary Arts (2)	2,410	3,700	-35%
Art & Design	690	1,000	-31%
International	510	310	65%

Total New Student Starts	15,000	24,860	-40%

(1)	In 2011, CTU and AIU implemented the Student Orientation and Academic Readiness (“SOAR”) program which identifies students who may not be prepared for the rigor of college studies. A student is not included as a new student start until successful completion of SOAR. New student start data will be comparable beginning in the third quarter 2012.

(2)	The second quarter 2012 had one less new student start as compared to the previous year quarter. Excluding this timing impact, the change in new student starts for Health Education and Culinary Arts would have been -53% and -21%, respectively.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, August 1, 2012 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 32862722. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 32862722.

CEC ANNOUNCES 2Q12 RESULTS …PG 5

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of more than 75,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States and in France, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: changes in enrollment, student mix and average registered credits taken by students; our ability to implement effective cost reduction strategies; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule”), as well as national and regional accreditation standards and state regulatory requirements; our ability to obtain accrediting agency approvals for existing, changed or new programs and to successfully defend litigation and other claims brought against us; rulemaking by the U.S. Department of Education and increased focus by the U.S. Congress and governmental agencies on for-profit education institutions; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its subsequent filings with the Securities and Exchange Commission.

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CEC ANNOUNCES 2Q12 RESULTS …PG 6

CONTACT

Investors:	Matthew Tschanz
Director, Corporate Finance
(847) 585-3899

Media:	Mark Spencer
Director, Corporate Communications
(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$209,312	$280,592
Short-term investments	160,616	160,607

Total cash and cash equivalents and short-term investments	369,928	441,199

Student receivables, net	55,582	60,573
Receivables, other, net	2,086	2,914
Prepaid expenses	73,242	62,399
Inventories	10,003	11,356
Deferred income tax assets, net	10,940	10,940
Other current assets	6,179	17,769
Assets of discontinued operations	3,282	3,328

Total current assets	531,242	610,478

NON-CURRENT ASSETS:
Property and equipment, net	327,260	349,788
Goodwill	130,885	212,626
Intangible assets, net	74,633	77,186
Student receivables, net	8,322	9,297
Deferred income tax assets, net	9,525	9,522
Other assets, net	40,242	30,122
Assets of discontinued operations	16,981	17,101

TOTAL ASSETS	$1,139,090	$1,316,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$399	$844
Accounts payable	38,380	48,408
Accrued expenses:
Payroll and related benefits	41,520	41,853
Advertising and production costs	23,680	17,717
Other	50,557	67,271
Deferred tuition revenue	104,557	144,947
Liabilities of discontinued operations	11,072	8,403

Total current liabilities	270,165	329,443

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	—	207
Deferred rent obligations	99,498	102,079
Other liabilities	36,847	40,365
Liabilities of discontinued operations	30,143	37,935

Total non-current liabilities	166,488	180,586

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	104	110

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	817	820
Additional paid-in capital	597,586	590,965
Accumulated other comprehensive loss	(9,552)	(5,136)
Retained earnings	327,456	375,607
Cost of shares in treasury	(213,974)	(156,275)

Total stockholders’ equity	702,333	805,981

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,139,090	$1,316,120

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Quarters Ended June 30,
	2012	% of Total Revenue	2011 (1)	% of Total Revenue
REVENUE:
Tuition and registration fees	$362,868	98.3%	$469,683	96.9%
Other	6,098	1.7%	15,195	3.1%

Total revenue	368,966		484,878

OPERATING EXPENSES:
Educational services and facilities	145,848	39.5%	158,012	32.6%
General and administrative	225,617	61.1%	224,605	46.3%
Depreciation and amortization	20,020	5.4%	20,274	4.2%
Goodwill and asset impairment	85,578	23.2%	2,676	0.6%

Total operating expenses	477,063	129.3%	405,567	83.6%

Operating (loss) income	(108,097)	-29.3%	79,311	16.4%

OTHER INCOME (EXPENSE):
Interest income	470	0.1%	263	0.1%
Interest expense	(28)	0.0%	(39)	0.0%
Miscellaneous expense	(77)	0.0%	(31)	0.0%

Total other income	365	0.1%	193	0.0%

PRETAX (LOSS) INCOME	(107,732)	-29.2%	79,504	16.4%
(Benefit from) provision for income taxes	(13,865)	-3.8%	26,085	5.4%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(93,867)	-25.4%	53,419	11.0%
(Loss) income from discontinued operations, net of tax	(6,367)	-1.7%	1,934	0.4%

NET (LOSS) INCOME	(100,234)	-27.2%	55,353	11.4%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(9,736)		3,249
Unrealized losses on investments	(108)		(39)

Total other comprehensive (loss) income	(9,844)		3,210

COMPREHENSIVE (LOSS) INCOME	$(110,078)		$58,563

NET (LOSS) INCOME PER SHARE - DILUTED:
(Loss) income from continuing operations	$(1.42)		$0.71
(Loss) income from discontinued operations	(0.10)		0.02

Net (loss) income per share	$(1.52)		$0.73

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	66,034		75,533

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Years to Date Ended June 30,
	2012	% of Total Revenue	2011 (1)	% of Total Revenue
REVENUE:
Tuition and registration fees	$786,486	97.9%	$979,137	96.3%
Other	16,617	2.1%	37,441	3.7%

Total revenue	803,103		1,016,578

OPERATING EXPENSES:
Educational services and facilities	298,533	37.2%	323,643	31.8%
General and administrative	440,249	54.8%	461,666	45.4%
Depreciation and amortization	40,126	5.0%	40,407	4.0%
Goodwill and asset impairment	85,661	10.7%	2,676	0.3%

Total operating expenses	864,569	107.7%	828,392	81.5%

Operating (loss) income	(61,466)	-7.7%	188,186	18.5%

OTHER INCOME (EXPENSE):
Interest income	740	0.1%	486	0.0%
Interest expense	(65)	0.0%	(76)	0.0%
Miscellaneous (expense) income	(77)	0.0%	1,785	0.2%

Total other income	598	0.1%	2,195	0.2%

PRETAX (LOSS) INCOME	(60,868)	-7.6%	190,381	18.7%
(Benefit from) provision for income taxes	(13,434)	-1.7%	66,367	6.5%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(47,434)	-5.9%	124,014	12.2%
(Loss) income from discontinued operations, net of tax	(724)	-0.1%	4,374	0.4%

NET (LOSS) INCOME	(48,158)	-6.0%	128,388	12.6%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(4,296)		11,492
Unrealized (losses) gains on investments	(120)		46

Total other comprehensive (loss) income	(4,416)		11,538

COMPREHENSIVE (LOSS) INCOME	$(52,574)		$139,926

NET (LOSS) INCOME PER SHARE - DILUTED:
(Loss) income from continuing operations	$(0.71)		$1.63
(Loss) income from discontinued operations	(0.01)		0.06

Net (loss) income per share	$(0.72)		$1.69

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	66,439		76,174

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years to Date Ended June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(48,158)	$128,388
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Goodwill and asset impairment	85,661	2,676
Depreciation and amortization expense	40,126	40,873
Bad debt expense	17,779	26,834
Compensation expense related to share-based awards	5,735	8,488
Loss (gain) on disposition of property and equipment	287	(1,777)
Changes in operating assets and liabilities	(84,853)	(90,730)

Net cash provided by operating activities	16,577	114,752

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(108,198)	(110,162)
Sales of available-for-sale investments	108,188	109,894
Purchases of property and equipment	(19,990)	(47,886)
Earnout payments	(5,818)	(8,509)
Proceeds on the sale of assets	—	6,259
Business acquisition, net of acquired cash	(2,873)	—
Other	(120)	46

Net cash used in investing activities	(28,811)	(50,358)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(56,431)	(129,879)
Issuance of common stock	883	3,025
Tax benefit associated with stock option exercises	—	322
Payments of assumed loans upon business acquisition	(318)	—
Payments of capital lease obligations	(641)	(744)

Net cash used in financing activities	(56,507)	(127,276)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(2,539)	2,221

NET DECREASE IN CASH AND CASH EQUIVALENTS	(71,280)	(60,661)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	—	28,838
Less: Cash balance of discontinued operations, end of the period	—	19,908
CASH AND CASH EQUIVALENTS, beginning of the period	280,592	260,644

CASH AND CASH EQUIVALENTS, end of the period	$209,312	$208,913

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarters Ended June 30,
	2012	2011 (1)
REVENUE:
CTU	$94,859	$112,061
AIU	78,841	98,031
Health Education	75,751	109,825
Culinary Arts	58,301	83,259
Art & Design	40,054	56,676
International	21,140	25,151
Corporate and Other	20	(125)

Total	$368,966	$484,878

OPERATING (LOSS) INCOME:
CTU	$11,515	$33,973
AIU	6,878	26,337
Health Education (2)	(67,253)	3,381
Culinary Arts	(4,441)	13,174
Art & Design (3)	(46,971)	7,675
International	(2,406)	2,038
Corporate and Other	(5,419)	(7,267)

Total	$(108,097)	$79,311

OPERATING MARGIN (LOSS):
CTU	12.1%	30.3%
AIU	8.7%	26.9%
Health Education	-88.8%	3.1%
Culinary Arts	-7.6%	15.8%
Art & Design	-117.3%	13.5%
International	-11.4%	8.1%

Total	-29.3%	16.4%

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

(2)	Second quarter 2012 includes a $41.9 million non-cash goodwill impairment charge, a $1.1 million non-cash asset impairment charge associated with the decision to teach out three campuses and a $1.0 million non-cash trade name impairment charge. The prior year quarter results include a $2.0 million non-cash charge related to the impairment of certain accreditation rights.

(3)	Second quarter 2012 includes a $41.5 million non-cash goodwill impairment charge. The prior year quarter results include a $0.5 million non-cash charge related to the impairment of accreditation rights.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Years to Date Ended June 30,
	2012	2011 (1)
REVENUE:
CTU	$194,774	$230,126
AIU	167,781	202,305
Health Education	166,976	226,134
Culinary Arts	121,847	175,032
Art & Design	87,722	121,276
International	63,969	61,966
Corporate and Other	34	(261)

Total	$803,103	$1,016,578

OPERATING (LOSS) INCOME:
CTU	$30,560	$70,261
AIU	21,539	53,954
Health Education (2)	(79,097)	15,011
Culinary Arts	(4,449)	26,941
Art & Design (3)	(47,860)	18,070
International	10,719	11,793
Corporate and Other (4)	7,122	(7,844)

Total	$(61,466)	$188,186

OPERATING MARGIN (LOSS):
CTU	15.7%	30.5%
AIU	12.8%	26.7%
Health Education	-47.4%	6.6%
Culinary Arts	-3.7%	15.4%
Art & Design	-54.6%	14.9%
International	16.8%	19.0%

Total	-7.7%	18.5%

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

(2)	Year to date 2012 includes a $41.9 million non-cash goodwill impairment charge, a $1.1 million non-cash asset impairment charge associated with the decision to teach out three campuses and a $1.0 million non-cash trade name impairment charge. 2011 results include a $2.0 million non-cash charge related to the impairment of certain accreditation rights.

(3)	Year to date 2012 includes a $41.5 million non-cash goodwill impairment charge. 2011 results include a $0.5 million non-cash charge related to the impairment of accreditation rights.

(4)	Year to date 2012 includes a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies. Year to date 2011 includes a $7.0 million insurance recovery related to previously settled legal matters.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In millions, except share and per share amounts)

	For the Quarters Ended June 30,
	2012		2011
	Operating (Loss) Income	(Loss) Earnings per Diluted Share (2)	Operating Income	(Loss) Earnings per Diluted Share (2)
As Reported	$(108.1)	$(1.42)	$79.3	$0.71
Reconciling Items:
Goodwill and Intangible Asset Impairments (3)	84.4	1.23	2.7	0.02
Asset Impairments (4)	1.2	0.01	—	—

Adjusted to Exclude Significant Items	$(22.5)	$(0.18)	$82.0	$0.73

Diluted Weighted Average Shares Outstanding		66,034		75,533

	For the Years to Date Ended June 30,
	2012		2011
	Operating (Loss) Income	(Loss) Earnings per Diluted Share (2)	Operating Income	(Loss) Earnings per Diluted Share (2)
As Reported	$(61.5)	$(0.71)	$188.2	$1.63
Reconciling Items:
Goodwill and Intangible Asset Impairments (3)	84.4	1.22	2.7	0.02
Asset Impairments (4)	1.3	0.01	—	—
Insurance Recoveries (5)	(19.0)	(0.19)	(7.0)	(0.06)

Adjusted to Exclude Significant Items	$5.2	$0.33	$183.9	$1.59

Diluted Weighted Average Shares Outstanding		66,439		76,174

(1)	The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its core business. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

Non-GAAP financial measures when viewed in a reconciliation to corresponding GAAP financial measures, provides an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	(Loss) earnings per diluted share is based on (loss) income from continuing operations and assumes a 35% tax rate for each deductible item.

(3)	Second quarter 2012 includes non-cash goodwill and intangible asset impairment charges totaling $84.4 million, of which $74.5 million is non-deductible for income tax purposes, applicable to Health Education ($42.9) and Art & Design ($41.5). Second quarter 2011 includes a $2.7 million non-cash impairment charge primarily related to accreditation rights.

(4)	Second quarter 2012 includes non-cash asset impairment charges of $1.2 million associated with the decision to teach out three Health Education campuses ($1.1) and one AIU campus ($0.1).

(5)	Year to dated ended June 30, 2012 includes a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies. Year to date ended June 30, 2011 includes a $7.0 million insurance recovery related to previously settled legal matters.